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                                                                  EXHIBIT 10.23




                 [CASHE, LEWIS, MOODY & COUDRAIN LETTERHEAD]



                                 LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement"), dated as of October 1, 1996 is made between USA INDUSTRIES, INC., an Alabama corporation, represented herein by its duly authorized Agent, Kart's International, Incorporated ("Borrower"), and DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA ("Lender"), who agree as follows:

                                   ARTICLE I
                                 GENERAL TERMS

      Section 1.1 Terms Defined Above. As used in this Agreement, the terms "Agreement," "Borrower" and "Lender" shall have the meanings indicated above.

      Section 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

      "Guarantor" shall mean Karts International, Incorporated.

      "Borrowing Base" shall mean the sum of 40% of each Purchase Order when received by Borrower and converted to an additional 45% (not to exceed 85% )of each Eligible Receivable as shown on the most recent timely submitted borrowing base certificate, not to exceed the maximum aggregate amount of $500,000.00. The amount of the Borrowing Base shall be established at least monthly based on the Borrowing Base Certificate provided by Borrower and as verified by Bank. Any accounts receivable that are Eligible Receivables at any time, but which subsequently fail to meet any of the foregoing requirements, shall forthwith cease to be Eligible Receivables, as the case may be, until such time as they once again meet all of the foregoing requirements.

      "Purchase Order" shall mean the order received from Wal-Mart Stores, Inc. pursuant to a Vendor's Agreement between Borrower (or its subsidiary) and Wal-Mart.

      "Eligible Receivable" shall mean the value of accounts receivables outstanding issued to Wal-Mart generated pursuant to a Purchase Order less than sixty (60) days from invoice date.

      "Borrowing Base Certificate" shall mean the borrowing base certificate described above.

      "Collateral" shall mean the properties described in the Collateral Documents as security for the Indebtedness.

      "Collateral Documents" shall mean collectively the documents required by the Lender to obtain the security interest in the Collateral or otherwise guarantee or secure the Indebtedness, as described in Article 3 hereof and as amended from time to time.

      "Debt" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising..

      "Default" shall mean the occurrence of any of the events specified in
Article 7 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

      "Event of Default" shall mean the occurrence of any of the events specified in Article 7 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

      "Indebtedness" shall mean any and all amounts, liabilities and/or obligations owing from time to time by the Borrower to the Lender or any transferee thereof pursuant to this Agreement, the Note and the Collateral Documents, and whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising.




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      "Loan" shall mean the line of credit described in Article 2 hereof.

      "Note" shall mean the note described in Article 2 hereof.

                                   ARTICLE 2
                                   THE CREDIT

      Section 2.1 Commitment to Lend. (a) Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make a revolving line of credit available to the Borrower equal to the lesser of the Borrowing Base (as shown on the most recent timely submitted Borrowing Base Certificate) or $500,000.00 (maximum amount of the credit). The line of credit is represented by a promissory note in the principal amount of $500,000.00, payable to the order of the Lender. The principal shall be payable as set forth in the note. Interest on the note shall accrue and be payable as set forth in the note. The note shall mature one year from the date of the Note.

              (b) If the date of the Borrowing Base calculation on the most recently submitted Borrowing Base Certificate is more than thirty (30) days prior to a request for advance, the Borrower shall not be entitled to an advance until a timely Borrowing Base Certificate is provided to the Lender.

              (c) If at any time the outstanding principal balance of the Loan exceeds the Borrowing Base as shown on the most recently timely submitted Borrowing Base Certificate, the Borrower shall prepay the Loan in an amount sufficient to reduce the outstanding principal balance of the Loan to such Borrowing Base.

      Section 2.2 Loan Advances. (a) The Lender agrees to make advances to the Borrower from time to time on any Business Day in such amounts as the Borrower may request up to the maximum amount of the credit, and the Borrower may make borrowings, repayments (as permitted) and reborrowings in respect thereof. The credit advice resulting from the deposit of the proceeds of any disbursement in the Borrower's account with the Lender or the Lender's copy of any cashier's check representing all or any part of the proceeds or a disbursement shall be deemed prima facie evidence of the Borrower's indebtedness to the Lender on the Loan.

      Section 2.3 Lockbox Account. The Borrower will establish a lockbox arrangement with the Lender. The Borrower will cause all payments due Borrower under the Vendor's Agreement with Wal-Mart, including but not limited to, invoices, accounts and workorders, to be deposited into such lockbox. Remittances received under the lockbox arrangement will be deposited by the Lender to the Borrower's demand deposit account at the Lender (the "Lockbox Account"). The Borrower hereby directs the Lender to apply, on a daily basis, the proceeds of all accounts deposited in the Lockbox Account to reduce the outstanding principal balance of the Loan, and any excess amounts will be deposited to the Borrower's operating account at the Lender. The Borrower will not disburse funds to its vendors or others from the Lockbox Account.

      Section 2.4 Use of proceeds. The Borrower shall use the proceeds of the Loan solely to provide working capital necessary for the construction of karts pursuant to a Vendor's Agreement between Borrower and Wal-Mart.


                                   ARTICLE 3
                          SECURITY FOR THE OBLIGATIONS


      Section 3.1 Security. The Loan shall be secured by the following:

              (a) Security Agreement executed by the Borrower granting a pledge and security interest in all accounts and general intangibles relating to accounts of the Borrower, and

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specifically the Vendor's Agreement, Purchase Orders and Accounts Receivables
with Wal-Mart Stores, Inc.

              (b) Unconditional Guaranty Agreement executed by Kart's International Incorporated ("Guarantor") in favor of Lender, guaranteeing the repayment of the Debt of Borrower to Lender.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to enter into this Agreement, the Borrower and Guarantor each represent and warrant to the Lender (which representations and warranties will survive the extensions of credit under this Agreement) that:

      Section 4.1 Power and Authorization. The Borrower and Guarantor are each duly authorized and empowered to execute, deliver and perform all documents executed by it. All corporate action on the part of the Borrower and Guarantor requisite for the due creation and execution of all documents relating to this Agreement have been duly and effectively taken.

      Section 4.2 Financial Condition. All financial statements of the Borrower and Guarantor delivered to Lender fairly and accurately present the financial condition of the parties for whom such statements are submitted and there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of either. Since the close of the period covered by the latest financial statement delivered to Lender with respect to Borrower and its affiliates, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower or Guarantor.

      Section 4.3 Title to Collateral. The Collateral is free of all liens and encumbrances except those created in favor of the Lender and those permitted by this Agreement. Furthermore, the Borrower has not heretofore conveyed or agreed to convey or encumber any Collateral in any way, except in favor of the Lender.

      Section 4.4 Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the date on which all obligations of Borrower and Guarantor under this Agreement and any other documents executed in connection therewith are fully satisfied.

      Section 4.5 Minimum Net Worth. The Guarantor shall maintain a net worth of not less than $2,500,000.00 as of the last day of each fiscal quarter. For the purposes of this section, "net worth" shall mean the sum of common stock, preferred stock, capital surplus and retained earnings.

      Section 4.6 Minimum Current Ratio. The Guarantor shall maintain a ratio of current assets to current liabilities of not less than 1.5 to 1.00 as of the last day of each fiscal quarter.

                                   ARTICLE 5
                             AFFIRMATIVE COVENANTS

      Unless the Lender's prior written consent to the contrary is obtained, the Borrower and Guarantor will at all times comply with the covenants contained in this Agreement and all documents executed pursuant to this Agreement, from the date hereof and for so long as any part of the Indebtedness are outstanding.

      Section 5.1 Performance of Obligations. The Borrower will repay the Indebtedness according to the reading, tenor and effect of the Note and this Agreement and the Guarantor will pay the Guaranty according to its terms.

      Section 5.2 Financial Statements and Reports. The Borrower will furnish to the Lender:

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              (a) Annual Reports--as soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, the Borrower and Guarantor shall deliver to Lender the audited balance sheet of each as at the end of such year, the audited statement of income of each for such year, and the audited statement of reconciliation of capital accounts of the Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the unqualified opinions of an independent certified public accountant acceptable to the Lender.

              (b) Quarterly Reports--as soon as available and in any event within forty five (45) days after the end of each fiscal quarter in each fiscal year, the Borrower and Guarantor shall deliver to the Lender the unaudited balance sheet of Borrower and Guarantor at the end of such period, the unaudited statement of income of the Borrower and Guarantor for such fiscal quarter and for the period from the beginning of the fiscal year to the close of such fiscal quarter, and the unaudited statement of reconciliation of capital accounts of the Borrower and Guarantor for such fiscal quarter and for the period from the beginning of the fiscal year to the close of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified by the chief financial officer of the Borrower and Guarantor.

              (c) Borrowing Base Certificates--on the first day of each month (or more frequently if determined necessary by the Lender) a borrowing base certificate showing the computation of the Borrowing Base for the Borrower, the amounts outstanding under the Loan, the amounts available under the Loan, all as of the preceding month, and a statement that no Default has occurred, certified correct by the principal financial officer of the Borrower.

              (d) Other Information--promptly upon the request of the Lender, all regular budgets and such other information regarding the business and affairs and financial condition of the Borrower or Guarantor as the Lender may reasonably request.

      All balance sheets and other financial reports referred to above shall be in such detail as the Lender may reasonably request and shall conform to generally accepted accounting principles applied on a consistent basis, except only for such changes in accounting principles or practice with which the independent certified public accountants concur.

      Section 5.3 Further Assurances. The Borrower and Guarantor will promptly (and in no event later than thirty (30) days after written notice from the Lender is received) cure any defects in the creation, execution and delivery of this Agreement, the Note, the Collateral Documents or the Guaranty Agreement.

      Section 5.4 Reimbursement of expenses. The Borrower will pay all reasonable legal fees incurred by the Lender in connection with the preparation of this Agreement, the Note and the Collateral Documents. The Borrower will, upon request promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of the Borrower or to collect the Indebtedness, or to enforce the rights of the Lender under this Agreement, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the interest rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

      Section 5.5 Insurance. The Borrower will maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as are satisfactory to the Lender. Upon request of the Lender, the Borrower will furnish or cause to be furnished to the Lender from time to time a summary of the insurance coverage of the Borrower in form and substance satisfactory to the Lender and if requested will furnish the Lender original certificates of insurance and/or copies of the applicable policies.

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      Section 5.6 Accounts and Records. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied except for changes in accounting principles or practices with which the independent public accountants for Borrower concur.

                                   ARTICLE 6
                             CONDITIONS OF LENDING

      Section 6.1 Conditions of Initial Advance. The obligation of the Lender to make the initial advance on the Loan is subject to the accuracy of each and every representation and warranty of the Borrower and Guarantor contained in this Agreement, and to the receipt of the following on or before the Closing
Date:

              (a) Agreement. A duly executed counterpart of this Agreement signed by all the parties hereto.

              (b) Note. The duly executed Note signed by the Borrower.

              (c) Articles of Incorporation and Good Standing. Articles of incorporation and certificate of good standing of the Borrower and Guarantor issued by the Secretary of State of its state of incorporation.

              (d) Corporate Certificate. A certificate of the secretary of the Borrower and Guarantor setting forth as to each (i) resolutions of its board of directors in form and substance satisfactory to the Lender with respect to the authorization of this Agreement, the Note and the Collateral Documents, as the case may be; (ii) copies of the articles of incorporation and bylaws of the Borrower, (iii) its Federal tax identification number, and (iv) the officers authorized to sign such instruments.

              (e) A duly executed copy of the Vendor's Agreement, certified as a true copy of the original by the Chief Executive Officer of Borrower.

              (f) Collateral Documents. Duly executed counterparts or originals of the Collateral Documents.

              (g) Guaranty. The Guaranty Agreement duly executed by the
Guarantor.

              (h) Borrowing Base Certificate. An initial Borrowing Base Certificate.

      Section 6.2 Each Additional Advance. The obligation of the Lender to make additional advances on the Loan is subject to the satisfaction of each of the following conditions:

              (a) Each of the representations and warranties of the Borrower and Guarantor contained in this Agreement shall be true and correct on and as of the date of such subsequent advance, except as such representations and warranties relate to matters that are permitted by this Agreement.

              (b) At the time of each subsequent advance, no Default shall have occurred and be continuing.

              (c) There shall have occurred no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of the Borrower or Lender from those reflected in the most recent financial statements furnished to the Lender prior to the Closing Date, except to the extent that such changes are permitted by this Agreement.



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                                   ARTICLE 7
                                    DEFAULT

      Section 7.1 Events of Default. Any of the following events shall be considered an "Event of Default" as that term is used herein:

              (a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest installment on the Note, any commitment fee or any other Indebtedness to the Lender.

              (b) Representations and Warranties. Any representation or warranty contained in this Agreement, the Note or any of the Collateral Documents proves to have been incorrect in any material respect as of the date thereof or as of any date subsequent thereto; or any representation, statement (including financial statements), certificate or data furnished or made to the Lender by the Borrower or Guarantor under this Agreement, the Note or any of the Collateral Documents proves to have been untrue in any material adverse respect as of the date as of which the facts therein set forth were stated or certified.

              (c) Covenants. The Borrower defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Note or any of the Collateral Documents, to be kept or performed by the Borrower.

                                   ARTICLE 8
                                 MISCELLANEOUS

      Section 8.1 Notices. Any notice or demand to be given or served to either party shall be given as follows:


If to Lender:             Deposit Guaranty National Bank of Louisiana
                          Attention: Jack Gautier
                          Post Office Box 2188
                          Hammond, Louisiana 70404

If to Borrower:           USA Industries, Inc.
                          202 Challenge Avenue
                          Prattville, AL 36067

If to Guarantor:          Kart's International, Incorporated
                          Attention: V. Lynn Graybill
                          109 North Park Blvd., Suite 201
                          Covington, LA 70433


      Any notice or demand may be delivered by United States Mail, registered or certified mail, personal delivery of Facsimile transmission.

      Section 8.2 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.

      Section 8.3 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      Section 8.4 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Note or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not



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affect any other provision of this Agreement, the Note or the Collateral
Documents.

      Section 8.5 Survival of Agreements. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

      Section 8.6 Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note or the Collateral Documents shall operate as a waiver thereof.

      Section 8.7 Cumulative Rights. The rights and remedies of the Lender under this Agreement, the Note and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

      Section 8.8 Time of the Essence. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower and the Lender to be performed hereunder.

      Section 8.9 Successors and Assigns; Participants. (a) All covenants and agreements made by or on behalf of the Borrower in this Agreement, the Note and the Collateral Documents shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

              (b) This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Agreement.

      Section 8.10 Relationship Between the Parties. The relationship between the Lender and the Borrower shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership.

      Section 8.11 Limitation of Liability. This Agreement, the Note and the Collateral Documents, are executed by an officer of the Lender, and by acceptance of the Loans, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Lender, resort shall be had solely to the assets and property of the Lender, and no shareholder, officer, employee or agent of the Lender shall be personally liable therefor.

      Section 8.12 Governing Law. This Agreement is, and the Note will be, contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

      Section 8.13 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 8.14 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER, GUARANTOR AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTE, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE GUARANTY AGREEMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES

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A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR
PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, GUARANTOR AND LENDER, AND THE BORROWER, GUARANTOR AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, GUARANTOR AND LENDER FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

              (b) THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

      Section 8.15 Intervention. Kart's International, Incorporated ("Guarantor") intervenes in this Agreement, acknowledges the terms and conditions hereof and unconditionally agrees to undertake and perform all of the terms and conditions set forth herein

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the 1st day of October, 1996.


WITNESSES:                               USA INDUSTRIES, INC.
       [ILLEGIBLE]                       By Its Agent, Kart's International,
---------------------------              Incorporated

                                         By: /s/ V. LYNN GRAYBILL
                                             ---------------------------------
/s/ CAROLYN A. MISTOLEE                  V. Lynn Graybill, President  BORROWER
---------------------------

                                         KART'S INTERNATIONAL, INCORPORATED

                                         By: /s/ V. LYNN GRAYBILL
                                             ---------------------------------
                                         V. Lynn Graybill, President  GUARANTOR


 IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the 1st day of October, 1996.



WITNESSES:                               DEPOSIT GUARANTY NATIONAL BANK
       [ILLEGIBLE]                       OF LOUISIANA
---------------------------
                                         By:           [ILLEGIBLE]
                                             ---------------------------------
                                                                      LENDER
/s/ CAROLYN A. MISTOLEE
---------------------------

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